UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 21, 2012

DIRECT INSITE CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20660	11-2895590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13450 West Sunrise Boulevard, Suite 510,
Sunrise, Florida	33323
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (631) 873-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of stockholders of Direct Insite Corp. (the “Company”) held on May 21, 2012, the stockholders approved the proposals listed below. The proposals are described in detail in the Proxy Statement filed with the SEC on April 11, 2012. The results of the matters voted upon at the meeting were:

(1)	The four nominated directors were elected, having received the following votes:

Name	Votes For	Votes Withheld
James A. Cannavino	6,794,253	560,068
Philip Summe	7,028,011	326,310
Matthew E. Oakes	7,206,375	147,946
Paul Lisiak	7,027,996	326,325

There were 2,959,526 broker non-votes as to this proposal.  James Cannavino and Philip Summe were elected as Class I directors, whose terms expire in 2015. Matthew E. Oakes was elected as a Class II director, whose term expires in 2013.  Paul Lisiak was elected as a Class III director, whose term expires in 2014.

(2)           The proposal to ratify the appointment of Marcum, LLP as the Company’s independent registered public accountants for the year ending December 31, 2012, was approved as follows:

Votes For	Votes Against	Votes Abstain
10,139,692	173,232	923

Item 8.01	Other Events.

On May 21, 2012, at a meeting of the Board of Directors following the Company’s annual meeting of stockholders, the Board appointed Philip Summe as Chairman effective May 21, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Direct Insite Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIRECT INSITE CORP.

/s/ Matthew E. Oakes
Matthew E. Oakes
Chief Executive Officer

Dated: May 24, 2012